Exhibit 99.1
Apollo Endosurgery Announces $25 Million Equity Financing, Solar Loan Amendment and Second Quarter Business Update
AUSTIN, TX / July 20, 2020 / Apollo Endosurgery, Inc. ("Apollo") (NASDAQ:APEN), a global leader in less invasive medical devices for gastrointestinal and bariatric procedures, today announced that it has entered into definitive agreements for a $25 million equity financing. Concurrently, Apollo entered into an amendment to its Loan and Security Agreement, dated March 2019, with Solar Capital Ltd. ("Solar"), to modify certain covenant terms. In addition, Apollo provided a preliminary second quarter business update.
"This equity financing will provide the capital to accelerate our business recovery from the COVID-19 market disruption and fund the future launch of our new X-Tack™ product in early 2021. It is a testament as well to the support and belief of our current shareholders in the tremendous growth opportunities for our innovative products," stated Todd Newton, Apollo's Chief Executive Officer. "In the second quarter, we expect to report revenue of approximately $5.6 million which is better than initially expected when the COVID-19 pandemic began. Following a significant slowdown in April, sales have steadily improved since early May. This positive trend is particularly visible in the United States where our June 2020 endoscopy product sales were close to 90% of our June 2019 product sales level. Recovery trends have been directionally similar in our direct markets outside the United States, though at a slower recovery rate."
Stefanie Cavanaugh, Apollo's Chief Financial Officer, said, "The credit agreement amendment that we entered concurrently with the equity financing removes all minimum revenue covenants for the remainder of 2020 and as a result greatly reduces our COVID-19 near-term market risk. We ended the quarter with cash and restricted cash of $19.7 million and in full compliance with our credit agreement as a result of the Company's previously announced comprehensive plan to preserve liquidity. Our goal was to aggressively manage expenses in order to ensure our second quarter cash use would be consistent with quarters prior to the pandemic. We met this goal, while continuing to advance key long-term growth initiatives such as X-Tack™. Looking forward, we will bring expenses back carefully to support Apollo's recovery while continuing to manage our liquidity."
Equity Financing and Solar Loan Amendment
On July 17, 2020, Apollo entered into definitive agreements to sell in a private placement shares of the Company's common stock and pre-funded warrants to purchase shares of the Company's common stock for gross proceeds of $25 million, before deducting placement agent and escrow agent fees and expenses. This round was funded by existing shareholders and accredited investors, including institutional investors and affiliates of one of the directors of Apollo. Apollo expects to issue the shares and pre-funded warrants on or about July 22, 2020, subject to the satisfaction of customary closing conditions.
Apollo will sell 2,480,000 shares of common stock at a purchase price per share of $1.25 and pre-funded warrants to purchase 17,520,000 shares of common stock at a purchase price per pre-funded warrant of $1.25, less the per share exercise price of $0.001 under the pre-funded warrants. Apollo intends to use the proceeds from the sale of the shares and the pre-funded warrants for working capital and general corporate purposes.
Craig-Hallum Capital Group is acting as the exclusive placement agent in connection with this transaction.
The shares and pre-funded warrants sold in the private placement as well as the shares underlying the pre-funded warrants have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. Apollo has agreed to file a registration statement with the SEC registering the resale of the shares of common stock sold in the private financing and the shares of common stock underlying the pre-funded warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.
Concurrently with the private placement, Apollo entered into an amendment to its Loan and Security Agreement with Solar Capital Ltd. to waive the trailing six-month Endoscopy revenue requirements for the remainder of 2020 and decrease the minimum liquidity requirement from $20 million to $12.5 million.
Preliminary Second Quarter and Recent Business Update

•Total revenue is expected to be approximately $5.6 million for the three months ended June 30, 2020, a decrease of approximately 60% compared to the three months ended June 30, 2019.
•Cash, restricted cash and cash equivalents at June 30 were $19.7 million.
•Apollo submitted a 510k to the U.S. Food and Drug Administration for the X-Tack™ Endoscopic HeliX Tacking System designed for closing defects in the lower gastrointestinal tract with additional applications in the upper gastrointestinal tract.
•The journal Clinical Gastroenterology and Hepatology published the results of a Mayo Clinic study regarding the use of Orbera for the treatment of NASH reporting 65% of patients achieved resolution of NASH and improvement in several additional endpoints.
•Apollo secured approvals or clearances to market one or more of its Endoscopy products in seven countries. The Company's products will be sold by either new or existing third-party distributors in these markets.
•The Company continued to deliver medical education through virtual platforms, including an international webinar attended by more than 300 participants on the benefits of endolumenal suturing as part of core GI procedures and a webinar attended by almost 500 participants to discuss endolumenal bariatric suturing applications.

About Apollo Endosurgery, Inc.
Apollo Endosurgery, Inc. is a medical technology company focused on less invasive therapies to treat various gastrointestinal conditions, ranging from gastrointestinal defect repairs to the interventional treatment of obesity. Apollo's device-based therapies are an alternative to invasive surgical procedures, thus lowering complication rates and reducing total healthcare costs. Apollo's products are offered in over 75 countries today and include the OverStitch™ Endoscopic Suturing System, the OverStitch Sx™ Endoscopic Suturing System, and the ORBERA® Intragastric Balloon.
Apollo's common stock is traded on NASDAQ Global Market under the symbol "APEN". For more information regarding Apollo Endosurgery, go to: www.apolloendo.com.

Cautionary Note on Forward-Looking Statements
Certain statements in this press release are forward-looking statements under the federal securities laws, including, without limitation, statements related to the anticipated proceeds to be received in the private placement, expected financial results for the second quarter of 2020, outlook for the third quarter of 2020 and expected future sales recovery, that are subject to risks and uncertainties that could cause results to be materially different than expectations. In addition, there is uncertainty about the spread of the COVID-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s products, global supply chains and economic activity in general. Important factors that could cause actual results to differ materially also include: delays or denials of regulatory approvals, extensive regulatory oversight by the FDA or other regulatory bodies, reports of adverse events related to our products, outcomes of clinical studies, developments in medical technology, unfavorable media coverage related to our products or related procedures, reimbursement decisions by private or government payors, physician adoption and recommendations of our products or procedures utilizing our products and other factors detailed from time to time in the reports Apollo files with the Securities and Exchange Commission, or SEC, including its Form 10-K for the year ended December 31, 2019 and its Form 10-Q for the three months ended March

31, 2020. Copies of reports filed with the SEC are posted on Apollo’s website and are available from Apollo without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Apollo disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact:

Apollo Endosurgery, Inc.
Stefanie Cavanaugh, 512-279-5100
investor-relations@apolloendo.com

Darrow Associates Investor Relations
Matt Kreps, 214-597-8200
mkreps@darrowir.com